CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Medium-Term Notes, Series A	$25,700,000	$1,010.01

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, unused filing fees of $35,009.83 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form F-3 (No. 333-126811) filed by Barclays Bank PLC on September 21, 2005, and have been carried forward, of which $1,010.01 offset against the registration fee due for this offering and of which $33,999.82 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007 and the Information Supplement dated December 12, 2007)	January 28, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: January 31, 2008

•	Initial valuation date: January 28, 2008

•	Final valuation date: April 25, 2008

•	Maturity date: April 30, 2008

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 2.59%

Put premium: The coupon rate minus the deposit income.

‡	The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	$31.47	PS-7	AA	$3,500,000	13.250%	80%	98.625%	$3,451,875	1.375%	$48,125.00	E-1456	06738G5X4/ US06738G5X45
Apple Computer, Inc.	$130.01	PS-9	AAPL	$4,000,000	18.000%	75%	98.625%	$3,945,000	1.375%	$55,000.00	E-1457	06738G5Y2/ US06738G5Y28
Arch Coal, Inc.	$43.16	PS-11	ACI	$2,000,000	18.000%	80%	98.625%	$1,972,500	1.375%	$27,500.00	E-1458	06738G5Z9/ US06738G5Z92
AMR Corporation	$13.87	PS-13	AMR	$2,000,000	20.000%	60%	98.625%	$1,972,500	1.375%	$27,500.00	E-1459	06738G6A3/ US06738G6A33
Celgene Corporation	$53.98	PS-15	CELG	$1,000,000	17.000%	75%	98.625%	$986,250	1.375%	$13,750.00	E-1460	06738G6B1/ US06738G6B16
Dell Inc.	$20.35	PS-17	DELL	$2,500,000	12.000%	80%	98.625%	$2,465,625	1.375%	$34,375.00	E-1461	06738G6C9/ US06738G6C98
Goldcorp Inc.	$38.38	PS-19	GG	$1,750,000	18.000%	80%	98.625%	$1,725,938	1.375%	$24,062.50	E-1462	06738G6D7/ US06738G6D71
The Goldman Sachs Group, Inc.	$196.25	PS-21	GS	$2,500,000	16.250%	80%	98.625%	$2,465,625	1.375%	$34,375.00	E-1463	06738G7A2/ US06738G7A24
Kohl’s Corporation	$43.47	PS-23	KSS	$2,000,000	17.500%	80%	98.625%	$1,972,500	1.375%	$27,500.00	E-1464	06738G6E5/ US06738G6E54
MGM MIRAGE	$72.08	PS-25	MGM	$1,950,000	13.250%	75%	98.625%	$1,923,188	1.375%	$26,812.50	E-1465	06738G6F2/ US06738G6F20
Micron Technology, Inc.	$6.60	PS-27	MU	$1,250,000	18.500%	75%	98.625%	$1,232,813	1.375%	$17,187.50	E-1466	06738G6G0/ US06738G6G03
NYSE Euronext, Inc.	$78.04	PS-29	NYX	$1,250,000	12.250%	80%	98.625%	$1,232,813	1.375%	$17,187.50	E-1467	06738G6H8/ US06738G6H85

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Nonaluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications. The Company is global, operating in 44 countries. North America is the largest market with 59% of the Company’s revenues. Europe is also a significant market with 24% of the company’s revenues. The Company’s operations consist of six worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Extruded and End Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 1-3610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$39.75	$33.34	$37.74
June 28, 2002	$39.09	$30.17	$33.15
September 30, 2002	$33.80	$18.35	$19.30
December 31, 2002	$26.37	$17.62	$22.78
March 31, 2003	$24.75	$18.45	$19.38
June 30, 2003	$27.19	$18.86	$25.50
September 30, 2003	$29.50	$24.00	$26.16
December 31, 2003	$38.92	$26.29	$38.00
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 30, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
January 28, 2008*	$36.77	$26.69	$31.47

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	AA
Initial price:	$31.47
Protection level:	80.00%
Protection price:	$25.18
Physical delivery amount:	31 ($1,000/Initial price)
Fractional shares:	0.776295
Coupon:	13.25% per annum
Maturity:	April 30, 2008
Dividend yield:	2.16% per annum
Coupon amount per monthly:	$11.04

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	3.313%		100.54%
+ 90%	3.313%		90.54%
+ 80%	3.313%		80.54%
+ 70%	3.313%		70.54%
+ 60%	3.313%		60.54%
+ 50%	3.313%		50.54%
+ 40%	3.313%		40.54%
+ 30%	3.313%		30.54%
+ 20%	3.313%		20.54%
+ 10%	3.313%		10.54%
+ 5%	3.313%		5.54%
0%	3.313%		0.54%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.313%	- 1.687%	- 4.46%
- 10%	3.313%	- 6.687%	- 9.46%
- 20%	3.313%	-16.687%	-19.46%
- 30%	N/A	-26.687%	-29.46%
- 40%	N/A	-36.687%	-39.46%
- 50%	N/A	-46.687%	-49.46%
- 60%	N/A	-56.687%	-59.46%
- 70%	N/A	-66.687%	-69.46%
- 80%	N/A	-76.687%	-79.46%
- 90%	N/A	-86.687%	-89.46%
-100%	N/A	-96.687%	-99.46%

Apple Computer, Inc.

According to publicly available information, Apple Computer, Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$12.99	$10.13	$11.84
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 30, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
January 28, 2008*	$200.20	$126.14	$130.01

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	AAPL
Initial price:	$130.01
Protection level:	75.00%
Protection price:	$97.51
Physical delivery amount:	7 ($1,000/Initial price)
Fractional shares:	0.691716
Coupon:	18.00% per annum
Maturity:	April 30, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$15.00

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%
0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	- 5.00%
- 10%	4.50%	-5.50%	- 10.00%
- 20%	4.50%	-15.50%	- 20.00%
- 30%	N/A	-25.50%	- 30.00%
- 40%	N/A	-35.50%	- 40.00%
- 50%	N/A	-45.50%	- 50.00%
- 60%	N/A	-55.50%	- 60.00%
- 70%	N/A	-65.50%	- 70.00%
- 80%	N/A	-75.50%	- 80.00%
- 90%	N/A	-85.50%	- 90.00%
-100%	N/A	-95.50%	-100.00%

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2006, we operated 21 active mines located in each of the three major low sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to producers of electric power, steel producers and industrial facilities. The Company focuses on mining, processing and marketing bituminous and sub-bituminous coal with low sulfur content. At December 31, 2006, the Company estimates that its proven and probable coal reserves had an average heat value of approximately 9,924 Btu’s and an average sulfur content of approximately 0.60%. Because of these characteristics, the Company estimate that is approximately 79.8% of their proven and probable coal reserves consists of compliance coal. The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$12.04	$8.90	$10.69
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 30, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
January 28, 2008*	$45.69	$32.98	$43.16

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	ACI
Initial price:	$43.16
Protection level:	80.00%
Protection price:	$34.53
Physical delivery amount:	23 ($1,000/Initial price)
Fractional shares:	0.169601
Coupon:	18.00% per annum
Maturity:	April 30, 2008
Dividend yield:	0.63% per annum
Coupon amount per monthly:	$15.00

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.50%		100.16%
+ 90%	4.50%		90.16%
+ 80%	4.50%		80.16%
+ 70%	4.50%		70.16%
+ 60%	4.50%		60.16%
+ 50%	4.50%		50.16%
+ 40%	4.50%		40.16%
+ 30%	4.50%		30.16%
+ 20%	4.50%		20.16%
+ 10%	4.50%		10.16%
+ 5%	4.50%		5.16%
0%	4.50%		0.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	- 0.50%	- 4.84%
- 10%	4.50%	- 5.50%	- 9.84%
- 20%	4.50%	-15.50%	-19.84%
- 30%	N/A	-25.50%	-29.84%
- 40%	N/A	-35.50%	-39.84%
- 50%	N/A	-45.50%	-49.84%
- 60%	N/A	-55.50%	-59.84%
- 70%	N/A	-65.50%	-69.84%
- 80%	N/A	-75.50%	-79.84%
- 90%	N/A	-85.50%	-89.84%
-100%	N/A	-95.50%	-99.84%

AMR Corporation

According to publicly available information, AMR Corporation (the “Company”) was incorporated in October 1982. The Company’s operations fall almost entirely in the airline industry. The Company’s principal subsidiary, American Airlines, Inc. (American), was founded in 1934. At the end of 2006, American provided scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe and Asia. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system. In addition, AMR Eagle Holding Corporation, a wholly-owned subsidiary of the Company, owns two regional airlines which do business as “American Eagle” — American Eagle Airlines, Inc. and Executive Airlines, Inc. (Executive) (collectively, the American Eagle® carriers).

The linked share’s SEC file number is 1-8400.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$29.20	$21.62	$26.41
June 28, 2002	$26.10	$15.52	$16.86
September 30, 2002	$16.65	$3.60	$4.18
December 31, 2002	$8.61	$3.02	$6.60
March 31, 2003	$7.10	$1.28	$2.10
June 30, 2003	$11.75	$2.76	$11.00
September 30, 2003	$13.45	$7.93	$11.45
December 31, 2003	$15.45	$11.05	$12.95
March 31, 2004	$17.65	$10.25	$12.73
June 30, 2004	$14.30	$10.05	$12.11
September 30, 2004	$12.28	$6.76	$7.33
December 31, 2004	$11.10	$6.34	$10.95
March 31, 2005	$11.35	$7.83	$10.70
June 30, 2005	$14.95	$9.80	$12.11
September 30, 2005	$14.75	$10.01	$11.18
December 30, 2005	$23.53	$10.82	$22.23
March 31, 2006	$29.14	$18.25	$27.05
June 30, 2006	$29.32	$21.50	$25.42
September 29, 2006	$27.74	$18.78	$23.14
December 29, 2006	$34.40	$23.42	$30.23
March 30, 2007	$41.00	$29.68	$30.45
June 29, 2007	$33.20	$24.88	$26.35
September 30, 2007	$29.32	$20.28	$22.29
December 31, 2007	$26.00	$13.65	$14.03
January 28, 2008*	$14.34	$10.96	$13.87

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	AMR
Initial price:	$13.87
Protection level:	60.00%
Protection price:	$8.32
Physical delivery amount:	72 ($1,000/Initial price)
Fractional shares:	0.098053
Coupon:	20.00% per annum
Maturity:	April 30, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$16.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%
0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	- 5.00%
- 10%	5.00%	- 5.00%	- 10.00%
- 20%	5.00%	-15.00%	- 20.00%
- 30%	5.00%	-25.00%	- 30.00%
- 40%	5.00%	-35.00%	- 40.00%
- 50%	N/A	-45.00%	- 50.00%
- 60%	N/A	-55.00%	- 60.00%
- 70%	N/A	-65.00%	- 70.00%
- 80%	N/A	-75.00%	- 80.00%
- 90%	N/A	-85.00%	- 90.00%
-100%	N/A	-95.00%	-100.00%

Celgene Corporation

According to publicly available information, Celgene Corporation (the “Company”) is a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. The Company’s lead products are: (1) REVLIMID(R) (lenalidomide), which was approved by the U.S. Food and Drug Administration, or FDA, in June 2006 for treatment in combination with dexamethasone for multiple myeloma patients who have received at least one prior therapy and, in December 2005 for treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk myelodysplastic syndromes, or MDS, associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities; and, (2) THALOMID(R) (thalidomide), which gained FDA approval in May 2006 for treatment in combination with dexamethasone of newly diagnosed multiple myeloma patients and which is also approved for the treatment and suppression of cutaneous manifestations of erythema nodosum leprosum, or ENL, an inflammatory complication of leprosy.

For the year ended December 31, 2006, the Company had total revenues and net income of $898.9 million and $69.0 million, respectively. The Company had an accumulated deficit of $101.8 million at December 31, 2006.

The linked share’s SEC file number is 000-16132.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$8.05	$5.38	$6.19
June 28, 2002	$6.30	$2.83	$3.83
September 30, 2002	$5.34	$2.84	$4.21
December 31, 2002	$6.38	$3.77	$5.37
March 31, 2003	$6.99	$5.04	$6.52
June 30, 2003	$9.28	$6.18	$7.60
September 30, 2003	$12.22	$7.13	$10.83
December 31, 2003	$12.04	$9.13	$11.26
March 31, 2004	$12.23	$9.38	$11.91
June 30, 2004	$15.15	$11.25	$14.32
September 30, 2004	$15.05	$11.67	$14.56
December 31, 2004	$16.29	$12.88	$13.27
March 31, 2005	$17.62	$12.36	$17.03
June 30, 2005	$21.58	$16.61	$20.39
September 30, 2005	$29.41	$19.78	$27.16
December 30, 2005	$32.68	$22.59	$32.40
March 31, 2006	$44.22	$31.51	$44.22
June 30, 2006	$48.39	$36.02	$47.43
September 29, 2006	$49.41	$39.32	$43.30
December 29, 2006	$60.12	$41.68	$57.53
March 30, 2007	$58.60	$49.46	$52.46
June 29, 2007	$66.95	$52.40	$57.33
September 30, 2007	$72.23	$56.56	$71.31
December 31, 2007	$75.44	$41.26	$46.21
January 28, 2008*	$56.00	$46.07	$53.98

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	CELG
Initial price:	$53.98
Protection level:	75.00%
Protection price:	$40.49
Physical delivery amount:	18 ($1,000/Initial price)
Fractional shares:	0.525380
Coupon:	17.00% per annum
Maturity:	April 30, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$14.17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.25%		100.00%
+ 90%	4.25%		90.00%
+ 80%	4.25%		80.00%
+ 70%	4.25%		70.00%
+ 60%	4.25%		60.00%
+ 50%	4.25%		50.00%
+ 40%	4.25%		40.00%
+ 30%	4.25%		30.00%
+ 20%	4.25%		20.00%
+ 10%	4.25%		10.00%
+ 5%	4.25%		5.00%
0%	4.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	- 5.00%
- 10%	4.25%	-5.75%	- 10.00%
- 20%	4.25%	-15.75%	- 20.00%
- 30%	N/A	-25.75%	- 30.00%
- 40%	N/A	-35.75%	- 40.00%
- 50%	N/A	-45.75%	- 50.00%
- 60%	N/A	-55.75%	- 60.00%
- 70%	N/A	-65.75%	- 70.00%
- 80%	N/A	-75.75%	- 80.00%
- 90%	N/A	-85.75%	- 90.00%
-100%	N/A	-95.75%	-100.00%

Dell Inc.

According to publicly available information, Dell Inc. (the “Company”) is a leading technology company that offers a broad range of product categories, including desktop computer systems, storage, servers and networking products, mobility products, software and peripherals, and enhanced services. The Company designs, develops, manufactures, markets, sells, and supports a wide range of products that in many cases are customized to individual customer requirements. In addition, the Company offers a wide range of enhanced services.

The Company sells its products and services directly to customers through sales representatives, telephone-based sales, and online at www.dell.com. The Company’s customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual customers.

The Company is a Delaware corporation and was founded in 1984. The Company’s corporate headquarters are located in Round Rock, Texas and it conducts operations worldwide through subsidiaries.

The linked share’s SEC file number is 0-17017.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$30.52	$23.53	$26.11
June 28, 2002	$28.55	$22.27	$26.14
September 30, 2002	$28.71	$21.90	$23.51
December 31, 2002	$31.06	$23.05	$26.74
March 31, 2003	$29.25	$22.59	$27.31
June 30, 2003	$33.00	$27.15	$31.96
September 30, 2003	$35.04	$30.70	$33.39
December 31, 2003	$37.18	$32.30	$33.96
March 31, 2004	$36.16	$31.14	$33.62
June 30, 2004	$36.75	$33.54	$35.82
September 30, 2004	$36.49	$32.71	$35.60
December 31, 2004	$42.57	$33.91	$42.14
March 31, 2005	$42.30	$37.85	$38.42
June 30, 2005	$41.22	$34.40	$39.51
September 30, 2005	$41.99	$33.24	$34.20
December 30, 2005	$34.26	$28.62	$29.99
March 31, 2006	$32.24	$28.61	$29.76
June 30, 2006	$30.25	$23.53	$24.41
September 29, 2006	$24.68	$18.95	$22.84
December 29, 2006	$27.89	$22.48	$25.09
March 30, 2007	$27.47	$21.61	$23.21
June 29, 2007	$28.86	$22.86	$28.55
September 30, 2007	$29.61	$24.96	$27.60
December 31, 2007	$30.75	$23.16	$24.51
January 28, 2008*	$24.65	$18.87	$20.35

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	DELL
Initial price:	$20.35
Protection level:	80.00%
Protection price:	$16.28
Physical delivery amount:	49 ($1,000/Initial price)
Fractional shares:	0.140049
Coupon:	12.00% per annum
Maturity:	April 30, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$10.00

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	3.00%		100.00%
+ 90%	3.00%		90.00%
+ 80%	3.00%		80.00%
+ 70%	3.00%		70.00%
+ 60%	3.00%		60.00%
+ 50%	3.00%		50.00%
+ 40%	3.00%		40.00%
+ 30%	3.00%		30.00%
+ 20%	3.00%		20.00%
+ 10%	3.00%		10.00%
+ 5%	3.00%		5.00%
0%	3.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.00%	- 2.00%	- 5.00%
- 10%	3.00%	- 7.00%	- 10.00%
- 20%	3.00%	-17.00%	- 20.00%
- 30%	N/A	-27.00%	- 30.00%
- 40%	N/A	-37.00%	- 40.00%
- 50%	N/A	-47.00%	- 50.00%
- 60%	N/A	-57.00%	- 60.00%
- 70%	N/A	-67.00%	- 70.00%
- 80%	N/A	-77.00%	- 80.00%
- 90%	N/A	-87.00%	- 90.00%
-100%	N/A	-97.00%	-100.00%

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. The Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$9.18	$6.02	$8.73
June 28, 2002	$12.34	$7.90	$9.95
September 30, 2002	$11.88	$6.40	$11.03
December 31, 2002	$13.59	$9.29	$12.72
March 31, 2003	$13.58	$9.42	$10.61
June 30, 2003	$12.76	$9.85	$12.00
September 30, 2003	$15.10	$10.92	$13.96
December 31, 2003	$18.50	$13.43	$15.95
March 31, 2004	$16.45	$12.89	$14.81
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 30, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
January 28, 2008*	$39.94	$31.86	$38.38

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	GG
Initial price:	$38.38
Protection level:	80.00%
Protection price:	$30.70
Physical delivery amount:	26 ($1,000/Initial price)
Fractional shares:	0.055237
Coupon:	18.00% per annum
Maturity:	April 30, 2008
Dividend yield:	0.47% per annum
Coupon amount per monthly:	$15.00

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.50%		100.12%
+ 90%	4.50%		90.12%
+ 80%	4.50%		80.12%
+ 70%	4.50%		70.12%
+ 60%	4.50%		60.12%
+ 50%	4.50%		50.12%
+ 40%	4.50%		40.12%
+ 30%	4.50%		30.12%
+ 20%	4.50%		20.12%
+ 10%	4.50%		10.12%
+ 5%	4.50%		5.12%
0%	4.50%		0.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	- 0.50%	- 4.88%
- 10%	4.50%	- 5.50%	- 9.88%
- 20%	4.50%	-15.50%	-19.88%
- 30%	N/A	-25.50%	-29.88%
- 40%	N/A	-35.50%	-39.88%
- 50%	N/A	-45.50%	-49.88%
- 60%	N/A	-55.50%	-59.88%
- 70%	N/A	-65.50%	-69.88%
- 80%	N/A	-75.50%	-79.88%
- 90%	N/A	-85.50%	-89.88%
-100%	N/A	-95.50%	-99.88%

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As of November 24, 2006, the company operated offices in over 25 countries and approximately 42% of its 26,467 employees were based outside the United States. The Company is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, the Company converted from a partnership to a corporation and completed an initial public offering of our common stock. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$97.25	$77.52	$90.25
June 28, 2002	$89.45	$69.03	$73.35
September 30, 2002	$81.97	$64.50	$66.03
December 31, 2002	$81.00	$58.57	$68.10
March 31, 2003	$75.75	$61.05	$68.08
June 30, 2003	$91.98	$68.06	$83.75
September 30, 2003	$93.74	$82.40	$83.90
December 31, 2003	$100.00	$84.30	$98.73
March 31, 2004	$109.29	$96.15	$104.35
June 30, 2004	$107.50	$87.70	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.77	$102.02
September 30, 2005	$121.70	$102.16	$121.58
December 30, 2005	$134.94	$110.35	$127.71
March 31, 2006	$159.62	$124.25	$156.96
June 30, 2006	$169.31	$136.90	$150.43
September 29, 2006	$171.15	$139.00	$169.17
December 29, 2006	$206.39	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.94	$203.29	$216.75
September 30, 2007	$225.76	$157.38	$216.74
December 31, 2007	$250.70	$197.10	$215.05
January 28, 2008*	$215.05	$175.45	$196.25

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	GS
Initial price:	$196.25
Protection level:	80.00%
Protection price:	$157.00
Physical delivery amount:	5 ($1,000/Initial price)
Fractional shares:	0.095541
Coupon:	16.25% per annum
Maturity:	April 30, 2008
Dividend yield:	0.71% per annum
Coupon amount per monthly:	$13.54

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.063%		100.18%
+ 90%	4.063%		90.18%
+ 80%	4.063%		80.18%
+ 70%	4.063%		70.18%
+ 60%	4.063%		60.18%
+ 50%	4.063%		50.18%
+ 40%	4.063%		40.18%
+ 30%	4.063%		30.18%
+ 20%	4.063%		20.18%
+ 10%	4.063%		10.18%
+ 5%	4.063%		5.18%
0%	4.063%		0.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.063%	- 0.937%	- 4.82%
-10%	4.063%	- 5.937%	- 9.82%
-20%	4.063%	-15.937%	-19.82%
-30%	N/A	-25.937%	-29.82%
-40%	N/A	-35.937%	-39.82%
-50%	N/A	-45.937%	-49.82%
-60%	N/A	-55.937%	-59.82%
-70%	N/A	-65.937%	-69.82%
-80%	N/A	-75.937%	-79.82%
-90%	N/A	-85.937%	-89.82%
-100%	N/A	-95.937%	-99.82%

Kohl’s Corporation

According to publicly available information, Kohl’s Corporation (the “Company”) operates family-oriented, department stores that feature quality, exclusive and national brand merchandise priced to provide value to customers. The Company’s stores sell moderately priced apparel, footwear, accessories and home products targeted to customers shopping for their families and homes. The Company features fashion in apparel and home that would appeal to classic, updated and contemporary customers. The Company’s goal is to broaden its customer reach while meeting the customer’s varied fashion preferences.

Central to the Company’s pricing strategy and overall profitability is a culture focused on maintaining a low cost structure. Critical elements of this low cost structure are the Company’s unique store format, lean staffing levels, sophisticated management information systems and operating efficiencies resulting from centralized buying, advertising and distribution. As of February 3, 2007, the Company operated 817 stores in 45 states. In March 2007, the Company opened seven additional stores and currently operates 824 stores.

The linked share’s SEC file number is 1-11084.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$72.00	$62.60	$71.15
June 28, 2002	$78.74	$66.26	$70.08
September 30, 2002	$73.75	$56.25	$60.81
December 31, 2002	$71.70	$44.00	$55.95
March 31, 2003	$59.50	$46.18	$56.58
June 30, 2003	$60.55	$48.04	$51.38
September 30, 2003	$65.44	$50.40	$53.50
December 31, 2003	$56.63	$42.50	$44.94
March 31, 2004	$54.10	$40.83	$48.33
June 30, 2004	$49.50	$39.59	$42.28
September 30, 2004	$52.00	$41.02	$48.19
December 31, 2004	$53.24	$45.46	$49.17
March 31, 2005	$53.86	$45.26	$51.63
June 30, 2005	$58.50	$46.18	$55.91
September 30, 2005	$58.90	$47.87	$50.18
December 30, 2005	$50.96	$43.63	$48.60
March 31, 2006	$53.54	$42.78	$53.01
June 30, 2006	$59.70	$51.52	$59.12
September 29, 2006	$68.44	$53.09	$64.92
December 29, 2006	$75.52	$64.65	$68.43
March 30, 2007	$77.00	$65.56	$76.61
June 29, 2007	$79.55	$68.10	$71.03
September 30, 2007	$71.62	$52.75	$57.33
December 31, 2007	$63.96	$44.16	$45.80
January 28, 2008*	$45.99	$37.89	$43.47

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	KSS
Initial price:	$43.47
Protection level:	80.00%
Protection price:	$34.78
Physical delivery amount:	23 ($1,000/Initial price)
Fractional shares:	0.004371
Coupon:	17.50% per annum
Maturity:	April 30, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$14.58

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.375%		100.00%
+ 90%	4.375%		90.00%
+ 80%	4.375%		80.00%
+ 70%	4.375%		70.00%
+ 60%	4.375%		60.00%
+ 50%	4.375%		50.00%
+ 40%	4.375%		40.00%
+ 30%	4.375%		30.00%
+ 20%	4.375%		20.00%
+ 10%	4.375%		10.00%
+ 5%	4.375%		5.00%
0%	4.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.375%	- 0.625%	- 5.00%
- 10%	4.375%	- 5.625%	- 10.00%
- 20%	4.375%	-15.625%	- 20.00%
- 30%	N/A	-25.625%	- 30.00%
- 40%	N/A	-35.625%	- 40.00%
- 50%	N/A	-45.625%	- 50.00%
- 60%	N/A	-55.625%	- 60.00%
- 70%	N/A	-65.625%	- 70.00%
- 80%	N/A	-75.625%	- 80.00%
- 90%	N/A	-85.625%	- 90.00%
-100%	N/A	-95.625%	-100.00%

MGM MIRAGE

According to publicly available information, MGM MIRAGE (the “Company”) is one of the largest gaming companies in the world and owns a collection of casino resorts. The Company was organized as MGM Grand, Inc. on January 29, 1986 and is a Delaware corporation. The Company acts largely as a holding company and its operations are conducted through its wholly-owned subsidiaries. The Company grew significantly in 2000 with the acquisition of Mirage Resorts, Incorporated and in 2005 with the acquisition of Mandalay Resort Group.

The linked share’s SEC file number is 001-10362.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$18.60	$14.00	$18.12
June 28, 2002	$21.00	$16.28	$16.88
September 30, 2002	$18.93	$13.90	$18.65
December 31, 2002	$19.40	$14.93	$16.49
March 31, 2003	$17.23	$12.05	$14.63
June 30, 2003	$17.75	$13.20	$17.09
September 30, 2003	$19.30	$16.19	$18.28
December 31, 2003	$19.10	$17.03	$18.81
March 31, 2004	$23.09	$18.36	$22.67
June 30, 2004	$24.89	$20.50	$23.47
September 30, 2004	$25.07	$19.81	$24.83
December 31, 2004	$36.75	$24.58	$36.37
March 31, 2005	$39.80	$34.50	$35.41
June 30, 2005	$42.98	$32.58	$39.58
September 30, 2005	$46.75	$39.30	$43.77
December 30, 2005	$44.75	$35.30	$36.67
March 31, 2006	$43.43	$35.26	$43.09
June 30, 2006	$46.15	$38.14	$40.80
September 29, 2006	$40.92	$34.20	$39.49
December 29, 2006	$59.51	$39.82	$57.35
March 30, 2007	$75.28	$56.40	$69.52
June 29, 2007	$87.38	$61.17	$82.48
September 30, 2007	$91.15	$63.33	$89.44
December 31, 2007	$100.50	$80.50	$84.02
January 28, 2008*	$84.92	$65.01	$72.08

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	MGM
Initial price:	$72.08
Protection level:	75.00%
Protection price:	$54.06
Physical delivery amount:	13 ($1,000/Initial price)
Fractional shares:	0.873474
Coupon:	13.25% per annum
Maturity:	April 30, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$11.04

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	3.313%		100.00%
+ 90%	3.313%		90.00%
+ 80%	3.313%		80.00%
+ 70%	3.313%		70.00%
+ 60%	3.313%		60.00%
+ 50%	3.313%		50.00%
+ 40%	3.313%		40.00%
+ 30%	3.313%		30.00%
+ 20%	3.313%		20.00%
+ 10%	3.313%		10.00%
+ 5%	3.313%		5.00%
0%	3.313%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.313%	- 1.687%	- 5.00%
- 10%	3.313%	- 6.687%	- 10.00%
- 20%	3.313%	-16.687%	- 20.00%
- 30%	N/A	-26.687%	- 30.00%
- 40%	N/A	-36.687%	- 40.00%
- 50%	N/A	-46.687%	- 50.00%
- 60%	N/A	-56.687%	- 60.00%
- 70%	N/A	-66.687%	- 70.00%
- 80%	N/A	-76.687%	- 80.00%
- 90%	N/A	-86.687%	- 90.00%
-100%	N/A	-96.687%	-100.00%

Micron Technology, Inc.

According to publicly available information, Micron Technology, Inc. (the “Company) is a global manufacturer and marketer of semiconductor devices, principally DRAM and NAND Flash memory and CMOS image sensors. The Company operates in two segments, Memory and Imaging. The Memory segment’s primary products are DRAM and NAND Flash, which are key components used in a broad array of electronic applications, including personal computers, workstations, network servers, mobile phones, flash memory cards, USB storage devices, MP3 players and other consumer electronics products. The Company sells primarily to original equipment manufacturers, distributors and retailers located around the world. The Imaging segment’s primary products are CMOS image sensors, which are key components used in a broad array of electronic applications, including mobile phones, digital still cameras, webcams and other consumer, security and automotive applications. The Company’s primary customers are camera module integrators located around the world.

The linked share’s SEC file number is 1-10658.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$39.50	$29.51	$32.90
June 28, 2002	$34.00	$17.10	$20.22
September 30, 2002	$25.13	$12.20	$12.37
December 31, 2002	$18.00	$9.50	$9.74
March 31, 2003	$11.05	$6.60	$8.14
June 30, 2003	$13.89	$8.01	$11.63
September 30, 2003	$15.55	$11.33	$13.42
December 31, 2003	$15.08	$11.30	$13.47
March 31, 2004	$17.02	$13.64	$16.71
June 30, 2004	$18.25	$13.21	$15.31
September 30, 2004	$15.30	$10.89	$12.03
December 31, 2004	$12.81	$10.95	$12.35
March 31, 2005	$12.42	$10.04	$10.34
June 30, 2005	$11.17	$9.32	$10.21
September 30, 2005	$13.46	$10.11	$13.30
December 30, 2005	$14.82	$12.37	$13.31
March 31, 2006	$17.15	$13.36	$14.72
June 30, 2006	$17.49	$14.80	$15.06
September 29, 2006	$18.65	$14.00	$17.40
December 29, 2006	$18.15	$13.12	$13.96
March 30, 2007	$14.31	$11.22	$12.08
June 29, 2007	$13.26	$10.88	$12.53
September 30, 2007	$14.20	$10.30	$11.10
December 31, 2007	$11.92	$7.11	$7.25
January 28, 2008*	$7.28	$5.47	$6.60

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	MU
Initial price:	$6.60
Protection level:	75.00%
Protection price:	$4.95
Physical delivery amount:	151 ($1,000/Initial price)
Fractional shares:	0.515152
Coupon:	18.50% per annum
Maturity:	April 30, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$15.42

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.625%		100.00%
+ 90%	4.625%		90.00%
+ 80%	4.625%		80.00%
+ 70%	4.625%		70.00%
+ 60%	4.625%		60.00%
+ 50%	4.625%		50.00%
+ 40%	4.625%		40.00%
+ 30%	4.625%		30.00%
+ 20%	4.625%		20.00%
+ 10%	4.625%		10.00%
+ 5%	4.625%		5.00%
0%	4.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	- 0.375%	- 5.00%
- 10%	4.625%	- 5.375%	- 10.00%
- 20%	4.625%	-15.375%	- 20.00%
- 30%	N/A	-25.375%	- 30.00%
- 40%	N/A	-35.375%	- 40.00%
- 50%	N/A	-45.375%	- 50.00%
- 60%	N/A	-55.375%	- 60.00%
- 70%	N/A	-65.375%	- 70.00%
- 80%	N/A	-75.375%	- 80.00%
- 90%	N/A	-85.375%	- 90.00%
-100%	N/A	-95.375%	-100.00%

NYSE Euronext, Inc.

According to publicly available information, NYSE Euronext, Inc. (the “Company”), a Delaware corporation, was formed on May 22, 2006 as a wholly owned subsidiary of NYSE Group, Inc. Upon the completion of the combination (the “Combination”) of the businesses of NYSE Group and Euronext N.V. on April 4, 2007, they became the parent company of NYSE Group and Euronext, which will continue to operate separately under their respective brand names.

The combination created the first global exchange group, encompassing seven exchanges in six countries.

The linked share’s SEC file number is 001-368007.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	N.A.	N.A.	N.A.
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	N.A.	N.A.	N.A.
June 30, 2005	N.A.	N.A.	N.A.
September 30, 2005	N.A.	N.A.	N.A.
December 30, 2005	N.A.	N.A.	N.A.
March 31, 2006	$90.25	$66.99	$79.25
June 30, 2006	$80.45	$48.65	$68.48
September 29, 2006	$74.83	$56.05	$74.75
December 29, 2006	$112.00	$71.40	$97.20
March 30, 2007	$109.49	$80.54	$93.75
June 29, 2007	$101.00	$72.34	$73.62
September 30, 2007	$84.50	$64.26	$79.17
December 31, 2007	$95.25	$78.20	$87.77
January 28, 2008*	$87.48	$66.97	$78.04

*	High, low and closing prices are for the period starting January 2, 2008 and ending January 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	NYX
Initial price:	$78.04
Protection level:	80.00%
Protection price:	$62.43
Physical delivery amount:	12 ($1,000/Initial price)
Fractional shares:	0.813942
Coupon:	12.25% per annum
Maturity:	April 30, 2008
Dividend yield:	0.96% per annum
Coupon amount per monthly:	$10.21

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	3.063%		100.24%
+ 90%	3.063%		90.24%
+ 80%	3.063%		80.24%
+ 70%	3.063%		70.24%
+ 60%	3.063%		60.24%
+ 50%	3.063%		50.24%
+ 40%	3.063%		40.24%
+ 30%	3.063%		30.24%
+ 20%	3.063%		20.24%
+ 10%	3.063%		10.24%
+ 5%	3.063%		5.24%
0%	3.063%		0.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.063%	- 1.937%	- 4.76%
- 10%	3.063%	- 6.937%	- 9.76%
- 20%	3.063%	-16.937%	-19.76%
- 30%	N/A	-26.937%	-29.76%
- 40%	N/A	-36.937%	-39.76%
- 50%	N/A	-46.937%	-49.76%
- 60%	N/A	-56.937%	-59.76%
- 70%	N/A	-66.937%	-69.76%
- 80%	N/A	-76.937%	-79.76%
- 90%	N/A	-86.937%	-89.76%
-100%	N/A	-96.937%	-99.76%